Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER
OPERATING NET INCOME OF $19.5 MILLION
Record Operating Earnings Per Share in 2015 of $2.76

Rockland, Massachusetts (January 21, 2016) Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2015 fourth quarter net income of $19.5 million, or $0.74 per diluted share, as compared to $18.6 million, or $0.71 per diluted share in the prior quarter. Net income for the full year was $65.0 million, or $2.50 on a diluted earnings per share basis, as compared to $59.8 million, or $2.49 on a diluted earnings per share basis in the prior year. The full year net income contained items which the Company considers non-core, such as merger and acquisition expenses and gains and losses on the sale of fixed income securities. There were no such items in the second half of the year. On an operating basis, the full year income was $71.7 million, or $2.76 on a diluted earnings per share basis, an increase of $11.8 million, and $0.26 over the prior year, respectively.

“Rockland Trust achieved record-setting operating earnings in 2015,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “Our core deposit growth was very strong and our loan growth steady, due to my engaged colleagues delivering consistent value to our customers. We enter 2016 with good momentum and a clear, disciplined focus upon the priorities of our customers.”

BALANCE SHEET

Total assets of $7.2 billion at December 31, 2015 increased by $74.5 million, or 1.0%, from the prior quarter and by $845.1 million, or 13.3%, as compared to the year ago period, inclusive of the acquisition of Peoples Federal Bancshares, Inc. ("Peoples").

The commercial loan portfolio increased by $44.0 million, or 1.1% (4.4% annualized), over the prior quarter, led by growth in the commercial construction and business banking sectors, as origination volumes remained solid across the Company's footprint. The home equity portfolio also continued to experience robust growth due to active customer outreach, with an increase of 2.2% (8.7% annualized) over the prior quarter. These factors contributed to growth in total loans at December 31, 2015 of $49.6 million, or 0.9% (3.6% annualized), compared to the balance at September 30, 2015. Compared to the prior year period, total loans increased by $577.0 million, or 11.6%, inclusive of the Peoples acquisition.

Total deposits increased by $75.8 million, or 1.3%, from the prior quarter, driven by strong core deposit growth, especially in the demand and savings categories. Core deposits rose by $111.3 million, or 8.5% on an annualized basis, from the prior quarter, and represent 88.6% of total deposits at December 31, 2015. Compared to the prior year period, total deposits increased $780.2 million, or 15.0%, inclusive of the Peoples acquisition. Total cost of deposits remained low at 20 basis points during the fourth quarter, reflecting the Company’s success in growing its core deposit customer base.

The securities portfolio increased by $30.7 million from the prior quarter to $845.1 million at December 31, 2015, due primarily to the purchase of $68.3 million of additional securities, offset by principal paydowns during the quarter. The securities portfolio comprised 11.7% of total assets as of December 31, 2015.

Stockholders’ equity at December 31, 2015 rose to $771.5 million, an increase of 1.6% from September 30, 2015. Compared to the year ago period, stockholders’ equity has increased by $130.9 million, or 20.4%, fueled primarily by the Peoples acquisition and record earnings results. The strong growth in capital led to a $0.48 increase, or 2.3%, in the Company’s tangible book value per share during the fourth quarter compared to the third quarter of 2015. The December 31, 2015 tangible book value per share of $21.29 represents an 11.0% increase above the prior year level. In addition, the Company’s ratio of common equity to tangible assets of 7.98% represents an increase of 10 basis points from the prior quarter and of 54 basis points from the prior year.

NET INTEREST INCOME

Net interest income for the fourth quarter was $54.9 million, remaining relatively consistent with the prior quarter as the effect of higher earning asset levels and a lower net interest margin basically offset each other.  During the fourth quarter, the Company’s net interest margin decreased by five basis points from the prior quarter to 3.34%. The decline is attributable to increased liquid asset levels along with a reduction in loan and investment yields which continue to be impacted by the prolonged low rate environment. Investment yields were also primarily lower in the fourth quarter of 2015 due to a security prepayment benefit realized in the third quarter.

NONINTEREST INCOME

The Company recorded noninterest income of $19.8 million during the fourth quarter, which represents a $577,000, or 3.0%, increase from the linked quarter. Significant changes in noninterest income in the fourth quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees decreased by $98,000, or 1.1%.

•	Investment management income increased by $139,000, or 2.8%, primarily driven by an increase in assets under administration of 5.1% to $2.7 billion.

•	Mortgage banking income decreased by $149,000, or 10.1%, caused primarily by lighter volume typically associated with the holiday months.

•
Other noninterest income increased $590,000, or 27.4%, mainly due to discounted purchases of Massachusetts historical tax credits, capital gain distributions on equity securities, and increases in other various fees.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $46.5 million during the third quarter, a $545,000, or 1.2%, decrease from the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the prior quarter included the following:

•	Salaries and employee benefits increased slightly by $92,000, or 0.3%, due primarily to increases in salaries and retirement plan benefits, offset by decreases in commissions and stock compensation.

•
Other noninterest expenses decreased by $818,000, or 6.4%, driven primarily by lower advertising costs and decreases in loan workout costs, partly offset by increases in consultant fees and provision for unfunded commitments.

The Company generated a return on average assets and a return on average common equity of 1.07% and 10.03%, respectively, in the fourth quarter, as compared to 1.03% and 9.75%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the fourth quarter with total net recoveries of $120,000, compared to net charge-offs of $590,000 or 0.04% of average loans on an annualized basis for the third quarter. The provision for loan losses was $500,000 for the fourth quarter as compared to $800,000 in the third quarter. Nonperforming loans decreased during the fourth quarter by $1.9 million to $27.7 million, and represent 0.50% of total loans at December 31, 2015, as compared to 0.54% at September 30, 2015. Total nonperforming assets decreased to $29.8 million at the end of the fourth quarter, from $32.1 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.56% at December 31, 2015, an increase of thirteen basis points from the prior quarter.

The allowance for loan losses was $55.8 million at December 31, 2015, as compared to $55.2 million at September 30, 2015. The Company’s allowance for loan losses as a percentage of loans was 1.01% and 1.00% at December 31, 2015 and September 30, 2015, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 22, 2016. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10077735 and will available through February 5, 2016. Additionally, a webcast replay will be available until January 22, 2017.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $7.2 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected revenue synergies from the Peoples Federal Bancshares merger in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of Peoples Federal Bancshares;

•	the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS calculated on an operating basis. The non-GAAP financial measures, including operating earnings and operating EPS, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. Management also supplements its evaluation of financial performance with analysis of tangible book value per share which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets by common shares outstanding. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, and tangible book value per share are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)
				% Change	% Change
	December 31,	September 30,	December 31,	Dec 2015 vs.	Dec 2015 vs.
	2015	2015	2014	Sept 2015	Dec 2014
Assets
Cash and due from banks	$84,813	$160,721	$143,342	(47.23)%	(40.83)%
Interest-earning deposits with banks	190,952	89,607	34,912	113.10%	446.95%
Securities
Securities - trading	356	454	—	(21.59)%	100.00%
Securities - available for sale	367,249	365,792	348,554	0.40%	5.36%
Securities held to maturity	477,507	448,139	375,453	6.55%	27.18%
Total securities	845,112	814,385	724,007	3.77%	16.73%
Loans held for sale (at fair value)	5,990	11,476	6,888	(47.80)%	(13.04)%
Loans
Commercial and industrial	843,276	862,512	860,839	(2.23)%	(2.04)%
Commercial real estate	2,653,434	2,659,342	2,347,323	(0.22)%	13.04%
Commercial construction	373,368	308,214	265,994	21.14%	40.37%
Small business	96,246	92,278	85,247	4.30%	12.90%
Total commercial	3,966,324	3,922,346	3,559,403	1.12%	11.43%
Residential real estate	638,606	651,937	530,259	(2.04)%	20.43%
Home equity - first position	543,092	531,364	513,518	2.21%	5.76%
Home equity - subordinate positions	384,711	376,530	350,345	2.17%	9.81%
Total consumer real estate	1,566,409	1,559,831	1,394,122	0.42%	12.36%
Other consumer	14,988	15,944	17,208	(6.00)%	(12.90)%
Total loans	5,547,721	5,498,121	4,970,733	0.90%	11.61%
Less: allowance for loan losses	(55,825)	(55,205)	(55,100)	1.12%	1.32%
Net loans	5,491,896	5,442,916	4,915,633	0.90%	11.72%
Federal Home Loan Bank stock	14,431	37,485	33,233	(61.50)%	(56.58)%
Bank premises and equipment, net	75,663	73,738	64,074	2.61%	18.09%
Goodwill and core deposit intangible	212,909	213,612	180,306	(0.33)%	18.08%
Other assets	288,272	291,549	262,517	(1.12)%	9.81%
Total assets	$7,210,038	$7,135,489	$6,364,912	1.04%	13.28%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,846,593	$1,778,051	$1,462,200	3.85%	26.29%
Savings and interest checking accounts	2,370,141	2,305,636	2,108,486	2.80%	12.41%
Money market	1,089,139	1,119,913	990,160	(2.75)%	10.00%
Time certificates of deposit	684,830	711,263	649,620	(3.72)%	5.42%
Total deposits	5,990,703	5,914,863	5,210,466	1.28%	14.97%
Borrowings
Federal home loan bank borrowings	102,080	104,133	70,080	(1.97)%	45.66%
Customer repurchase agreements and other short-term borrowings	133,958	138,449	147,890	(3.24)%	(9.42)%
Wholesale repurchase agreements	—	—	50,000	n/a	(100.00)%
Junior subordinated debentures	73,464	73,520	73,685	(0.08)%	(0.30)%
Subordinated debentures	35,000	35,000	65,000	—%	(46.15)%
Total borrowings	344,502	351,102	406,655	(1.88)%	(15.28)%
Total deposits and borrowings	6,335,205	6,265,965	5,617,121	1.11%	12.78%
Other liabilities	103,370	110,321	107,264	(6.30)%	(3.63)%
Stockholders' equity

Common stock	260	260	237	—%	9.70%
Additional paid in capital	405,486	404,089	311,978	0.35%	29.97%
Retained earnings	368,169	355,537	330,444	3.55%	11.42%
Accumulated other comprehensive loss, net of tax	(2,452)	(683)	(2,132)	259.00%	15.01%
Total stockholders' equity	771,463	759,203	640,527	1.61%	20.44%
Total liabilities and stockholders' equity	$7,210,038	$7,135,489	$6,364,912	1.04%	13.28%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands)
	Three Months Ended
				% Change	% Change
	December 31,	September 30,	December 31,	Dec 2015 vs.	Dec 2015 vs.
	2015	2015	2014	Sept 2015	Dec 2014
Interest income
Interest on federal funds sold and short-term investments	$137	$121	$76	13.22%	80.26%
Interest and dividends on securities	5,218	5,486	4,741	(4.89)%	10.06%
Interest and fees on loans	54,463	54,557	49,911	(0.17)%	9.12%
Interest on loans held for sale	52	64	99	(18.75)%	(47.47)%
Total interest income	59,870	60,228	54,827	(0.59)%	9.20%
Interest expense
Interest on deposits	2,940	2,951	2,725	(0.37)%	7.89%
Interest on borrowings	2,045	2,232	2,282	(8.38)%	(10.39)%
Total interest expense	4,985	5,183	5,007	(3.82)%	(0.44)%
Net interest income	54,885	55,045	49,820	(0.29)%	10.17%
Provision for loan losses	500	800	1,750	(37.50)%	(71.43)%
Net interest income after provision for loan losses	54,385	54,245	48,070	0.26%	13.14%
Noninterest income
Deposit account fees	4,694	4,754	4,587	(1.26)%	2.33%
Interchange and ATM fees	3,911	3,949	3,303	(0.96)%	18.41%
Investment management	5,120	4,981	4,887	2.79%	4.77%
Mortgage banking income	1,331	1,480	1,004	(10.07)%	32.57%
Increase in cash surrender value of life insurance policies	1,007	958	911	5.11%	10.54%
Gain on sale of fixed income securities	—	—	121	n/a	(100.00)%
Gain (loss) on sale of equity securities, net	1	—	(47)	100.00%	(102.13)%
Loan level derivative income	1,013	968	1,026	4.65%	(1.27)%
Other noninterest income	2,747	2,157	2,681	27.35%	2.46%
Total noninterest income	19,824	19,247	18,473	3.00%	7.31%
Noninterest expenses
Salaries and employee benefits	26,777	26,685	24,471	0.34%	9.42%
Occupancy and equipment expenses	5,511	5,443	5,347	1.25%	3.07%
Data processing & facilities management	1,168	1,112	1,156	5.04%	1.04%
FDIC assessment	986	1,020	942	(3.33)%	4.67%
Merger and acquisition expense	—	—	586	n/a	(100.00)%
Loss on sale of fixed income securities	—	—	21	n/a	(100.00)%
Loss on sale of equity securities	91	—	—	100.00%	100.00%
Other noninterest expenses	11,953	12,771	11,841	(6.41)%	0.95%
Total noninterest expenses	46,486	47,031	44,364	(1.16)%	4.78%
Income before income taxes	27,723	26,461	22,179	4.77%	25.00%
Provision for income taxes	8,268	7,867	6,201	5.10%	33.33%
Net Income	$19,455	$18,594	$15,978	4.63%	21.76%

Basic earnings per share	$0.74	$0.71	$0.67	4.23%	10.45%

Diluted earnings per share	$0.74	$0.71	$0.66	4.23%	12.12%
Weighted average common shares (basic)	26,238,004	26,200,261	23,968,320
Weighted average common shares (diluted)	26,290,776	26,264,114	24,055,132

Performance ratios
Net interest margin (FTE)	3.34%	3.39%	3.42%
Return on average assets	1.07%	1.03%	0.99%
Return on average common equity	10.03%	9.75%	9.93%

Reconciliation table - non-GAAP financial information
Net income	$19,455	$18,594	$15,978	4.63%	21.76%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	—	—	(72)
Noninterest expense components
Add - loss on sale of fixed income securities, net of tax	—	—	13
Add - merger & acquisition expenses, net of tax	—	—	404
Other components:
Add - Adjustment for tax effect of previously incurred merger and acquisition expense	—	—	235
Net operating earnings	$19,455	$18,594	$16,558	4.63%	17.50%
Diluted earnings per share, on an operating basis	$0.74	$0.71	$0.69	4.23%	7.25%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands)
	Twelve Months Ended
			% Change
	December 31,	December 31,	Dec 2015 vs.
	2015	2014	Dec 2014

Interest income
Interest on federal funds sold and short-term investments	$349	$279	25.09%
Interest and dividends on securities	20,247	18,754	7.96%
Interest and fees on loans	214,724	197,021	8.99%
Interest on loans held for sale	225	405	(44.44)%
Total interest income	235,545	216,459	8.82%
Interest expense
Interest on deposits	11,576	11,039	4.86%
Interest on borrowings	9,041	9,378	(3.59)%
Total interest expense	20,617	20,417	0.98%
Net interest income	214,928	196,042	9.63%
Provision for loan losses	1,500	10,403	(85.58)%
Net interest income after provision for loan losses	213,428	185,639	14.97%
Noninterest income
Deposit account fees	18,078	18,065	0.07%
Interchange and ATM fees	14,728	12,975	13.51%
Investment management	20,735	19,642	5.56%
Mortgage banking income	5,163	3,384	52.57%
Increase in cash surrender value of life insurance policies	3,692	3,128	18.03%
Gain on life insurance benefits	—	1,964	(100.00)%
Gain on sale of fixed income securities	798	121	559.50%
Gain (loss) on sale of equity securities, net	20	91	(78.02)%
Loan level derivative income	3,830	2,477	54.62%

Other noninterest income	8,844	8,096	9.24%
Total noninterest income	75,888	69,943	8.50%
Noninterest expenses
Salaries and employee benefits	105,068	94,044	11.72%
Occupancy and equipment expenses	23,020	21,820	5.50%
Data processing & facilities management	4,631	4,765	(2.81)%
FDIC assessment	3,979	3,770	5.54%
Merger and acquisition expense	10,501	1,339	684.24%
Loss on sale of fixed income securities	1,124	21	5,252.38%
Loss on sale of equity securities	99	—	100.00%
Loss on termination of derivatives	—	1,122	(100.00)%
Other noninterest expenses	48,716	44,957	8.36%
Total noninterest expenses	197,138	171,838	14.72%
Income before income taxes	92,178	83,744	10.07%
Provision for income taxes	27,218	23,899	13.89%
Net Income	$64,960	$59,845	8.55%

Basic earnings per share	$2.51	$2.50	0.40%
Diluted earnings per share	$2.50	$2.49	0.40%
Basic average shares	25,891,382	23,899,562
Diluted average shares	25,959,948	23,993,377

Performance ratios
Net interest margin (FTE)	3.42%	3.45%
Return on average assets	0.93%	0.95%
Return on average common equity	8.79%	9.66%

Reconciliation table - non-GAAP financial information
Net income	$64,960	$59,845	8.55%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	(473)	(72)
Less - gain on life insurance benefits, tax exempt	—	(1,964)
Noninterest expense components
Add - loss on extinguishment of debt, net of tax	72	—
Add - loss on termination of derivatives, net of tax	—	663
Add - loss on sale of fixed income securities, net of tax	667	13
Add - merger & acquisition expenses, net of tax	6,442	1,105
Add - impairment on acquired facilities, net of tax	65	310
Net operating earnings	$71,733	$59,900	19.75%

Diluted earnings per share, on an operating basis	$2.76	$2.50	10.40%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
(Unaudited dollars in thousands)

	Three Months Ended					Twelve Months Ended
				% Change				% Change
	December 31,	September 30,	December 31,	Dec 2015 vs.	Dec 2015 vs.	December 31,	December 31,	Dec 2015 vs.
	2015	2015	2014	Sept 2015	Dec 2014	2015	2014	Dec 2014

Noninterest income GAAP	$19,824	$19,247	$18,473	3.00%	7.31%	$75,888	$69,943	8.50%
Less - gain on sale of fixed income securities	—	—	121	n/a	(100.00)%	798	121	559.50%
Less - gain on life insurance benefits	—	—	—	n/a	n/a	—	1,964	(100.00)%
Total noninterest income as adjusted	$19,824	$19,247	$18,352	3.00%	8.02%	$75,090	$67,858	10.66%

Noninterest expense GAAP	$46,486	$47,031	$44,364	(1.16)%	4.78%	$197,138	$171,838	14.72%
Less - loss on extinguishment of debt	—	—	—	n/a	n/a	122	—	100.00%
Less - loss on termination of derivatives	—	—	—	n/a	n/a	—	1,122	(100.00)%
Less - loss on sale of fixed income securities	—	—	21	n/a	(100.00)%	1,124	21	5,252.38%
Less - merger and acquisition expenses	—	—	586	n/a	(100.00)%	10,501	1,339	684.24%
Less - impairment on acquired facilities	—	—	—	n/a	n/a	109	524	(79.20)%
Total noninterest expense as adjusted	$46,486	$47,031	$43,757	(1.16)%	6.24%	$185,282	$168,832	9.74%

ASSET QUALITY
	Nonperforming Assets At
	December 31,	September 30,	December 31,
	2015	2015	2014

Nonperforming loans
Commercial & industrial loans	$3,699	$4,114	$2,822
Commercial real estate loans	8,160	9,006	7,590
Small business loans	239	159	246
Residential real estate loans	8,795	9,106	8,803
Home equity	6,742	7,142	8,038
Other consumer	55	40	13
Total nonperforming loans	$27,690	$29,567	$27,512
Nonaccrual securities	—	—	3,640
Other real estate owned	2,159	2,532	7,742
Total nonperforming assets	$29,849	$32,099	$38,894

Nonperforming loans/gross loans	0.50%	0.54%	0.55%
Nonperforming assets/total assets	0.41%	0.45%	0.61%
Allowance for loan losses/nonperforming loans	201.61%	186.71%	200.28%
Gross loans/total deposits	92.61%	92.95%	95.40%
Allowance for loan losses/total loans	1.01%	1.00%	1.11%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
Nonperforming assets beginning balance	$32,099	$31,274	$38,557
New to Nonperforming	3,455	8,348	9,287
Loans charged-off	(1,130)	(1,165)	(2,325)
Loans paid-off	(2,965)	(1,799)	(4,119)
Loans transferred to other real estate owned/other assets	—	(539)	(209)
Loans restored to performing status	(1,248)	(1,409)	(1,230)
New to other real estate owned	—	1,151	209
Sale of other real estate owned	(270)	(3,460)	(3,206)
Net capital improvements to other real estate owned	(2)	196	1,483
Other	(90)	(498)	447
Nonperforming assets ending balance	$29,849	$32,099	$38,894

	Net Charge-Offs
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Net charge-offs (recoveries)
Commercial & industrial loans	$(211)	$475	$91	$417	$1,635
Commercial real estate loans	27	(124)	1,099	(743)	5,050
Small business loans	(6)	(55)	29	3	330
Residential real estate loans	(38)	34	117	152	402
Home equity	(71)	119	154	354	501
Other consumer	179	141	165	592	624
Total net charge-offs (recoveries)	$(120)	$590	$1,655	$775	$8,542

Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	0.04%	0.13%	0.01%	0.18%

	Troubled Debt Restructurings At
	December 31,	September 30,	December 31,
	2015	2015	2014
Troubled debt restructurings on accrual status	$32,849	$37,477	$38,382
Troubled debt restructurings on nonaccrual status	5,225	5,201	5,248
Total troubled debt restructurings	$38,074	$42,678	$43,630

FINANCIAL RATIOS & CAPITAL ADEQUACY
	December 31,	September 30,	December 31,
	2015	2015	2014
Book value per common share	$29.40	$28.96	$26.69
Tangible book value per share	$21.29	$20.81	$19.18
Tangible common capital/tangible assets	7.98%	7.88%	7.44%

Common equity tier 1 capital ratio (1)	10.46%	10.31%	n/a
Tier one leverage capital ratio (1)	9.32%	9.21%	8.84%
(1) Estimated number for December 31, 2015.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$214,191	$137	0.25%	$192,205	$121	0.25%	$120,647	$76	0.25%
Securities
Securities - trading	394	—	—%	479	—	—%	—	—	—
Securities - taxable investments	815,778	5,186	2.52%	802,146	5,455	2.70%	726,417	4,708	2.57%
Securities - nontaxable investments (1)	4,891	49	3.97%	4,895	48	3.89%	5,670	51	3.57%
Total securities	821,063	5,235	2.53%	807,520	5,503	2.70%	732,087	4,759	2.58%
Loans held for sale	9,422	52	2.19%	10,196	64	2.49%	11,972	99	3.28%
Loans
Commercial and industrial	844,460	8,254	3.88%	871,976	8,608	3.92%	845,113	8,207	3.85%
Commercial real estate (1)	2,641,570	26,872	4.04%	2,649,676	27,449	4.11%	2,358,236	24,689	4.15%
Commercial construction	355,749	3,676	4.10%	290,052	3,057	4.18%	259,218	2,895	4.43%
Small business	93,521	1,272	5.40%	91,331	1,237	5.37%	82,417	1,143	5.50%
Total commercial	3,935,300	40,074	4.04%	3,903,035	40,351	4.10%	3,544,984	36,934	4.13%
Residential real estate	645,448	6,151	3.78%	650,039	6,490	3.96%	534,527	5,465	4.06%
Home equity	919,531	8,127	3.51%	896,257	7,690	3.40%	859,994	7,507	3.46%
Total consumer real estate	1,564,979	14,278	3.62%	1,546,296	14,180	3.64%	1,394,521	12,972	3.69%
Other consumer	15,783	470	11.81%	17,033	383	8.92%	16,534	387	9.29%
Total loans	5,516,062	54,822	3.94%	5,466,364	54,914	3.99%	4,956,039	50,293	4.03%
Total interest-earning assets	$6,560,738	$60,246	3.64%	$6,476,285	$60,602	3.71%	$5,820,745	$55,227	3.76%
Cash and due from banks	117,285			116,975			120,228
Federal Home Loan Bank stock	14,431			37,485			33,233
Other assets	521,481			512,921			435,254
Total assets	$7,213,935			$7,143,666			$6,409,460
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,324,827	$915	0.16%	$2,274,861	$897	0.16%	$2,129,340	$871	0.16%
Money market	1,127,013	718	0.25%	1,120,290	742	0.26%	1,010,401	653	0.26%
Time deposits	694,641	1,307	0.75%	717,225	1,312	0.73%	658,533	1,201	0.72%
Total interest-bearing deposits	4,146,481	2,940	0.28%	4,112,376	2,951	0.28%	3,798,274	2,725	0.28%
Borrowings
Federal Home Loan Bank borrowings	104,023	571	2.18%	107,489	571	2.11%	60,974	456	2.97%
Customer repurchase agreements and other short-term borrowings	146,287	49	0.13%	142,704	48	0.13%	156,041	52	0.13%
Wholesale repurchase agreements	—	—	—%	29,348	162	2.19%	50,000	292	2.32%
Junior subordinated debentures	73,493	1,016	5.48%	73,549	1,014	5.47%	73,712	1,012	5.45%
Subordinated debentures	35,000	409	4.64%	35,000	437	4.95%	47,120	470	3.96%
Total borrowings	358,803	2,045	2.26%	388,090	2,232	2.28%	387,847	2,282	2.33%
Total interest-bearing liabilities	$4,505,284	$4,985	0.44%	$4,500,466	$5,183	0.46%	$4,186,121	$5,007	0.47%
Demand deposits	1,833,133			1,789,288			1,493,464
Other liabilities	106,226			97,475			91,726
Total liabilities	$6,444,643			$6,387,229			$5,771,311
Stockholders' equity	769,292			756,437			638,149

Total liabilities and stockholders' equity	$7,213,935			$7,143,666			$6,409,460

Net interest income		$55,261			$55,419			$50,220

Interest rate spread (2)			3.20%			3.25%			3.29%

Net interest margin (3)			3.34%			3.39%			3.42%

Supplemental Information
Total deposits, including demand deposits	$5,979,614	$2,940		$5,901,664	$2,951		$5,291,738	$2,725
Cost of total deposits			0.20%			0.20%			0.20%
Total funding liabilities, including demand deposits	$6,338,417	$4,985		$6,289,754	$5,183		$5,679,585	$5,007
Cost of total funding liabilities			0.31%			0.33%			0.35%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $376,000, $374,000, and $400,000 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2015			December 31, 2014
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$138,694	$349	0.25%	$111,764	$279	0.25%
Securities
Securities - trading	389	—	—%	—	—	-
Securities - taxable investments	787,781	20,120	2.55%	713,969	18,610	2.61%
Securities - nontaxable investments (1)	5,101	195	3.82%	5,944	233	3.92%
Total securities	793,271	20,315	2.56%	719,913	18,843	2.62%
Loans held for sale	9,244	225	2.43%	11,125	405	3.64%
Loans
Commercial and industrial	858,043	33,569	3.91%	837,618	32,442	3.87%
Commercial real estate (1)	2,590,482	106,801	4.12%	2,306,901	97,971	4.25%
Commercial construction	304,545	12,838	4.22%	249,389	10,682	4.28%
Small business	90,081	4,900	5.44%	79,736	4,431	5.56%
Total commercial	3,843,151	158,108	4.11%	3,473,644	145,526	4.19%
Residential real estate	641,218	25,603	3.99%	538,171	21,462	3.99%
Home equity	892,920	30,777	3.45%	841,710	29,568	3.51%
Total consumer real estate	1,534,138	56,380	3.68%	1,379,881	51,030	3.70%
Other consumer	17,175	1,664	9.69%	17,672	1,732	9.80%
Total loans	5,394,464	216,152	4.01%	4,871,197	198,288	4.07%
Total interest-earning assets	$6,335,673	$237,041	3.74%	$5,713,999	$217,815	3.81%
Cash and due from banks	110,202			113,394
Federal Home Loan Bank stock	31,080			36,467
Other assets	513,495			422,598
Total assets	$6,990,450			$6,286,458
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,242,245	$3,556	0.16%	$2,087,973	$3,573	0.17%
Money market	1,102,892	2,878	0.26%	972,664	2,487	0.26%
Time deposits	708,094	5,142	0.73%	698,070	4,979	0.71%
Total interest-bearing deposits	4,053,231	11,576	0.29%	3,758,707	11,039	0.29%
Borrowings
Federal Home Loan Bank borrowings	106,686	2,208	2.07%	100,631	2,784	2.77%
Customer repurchase agreements and other short-term borrowings	138,363	210	0.15%	144,358	200	0.14%
Wholesale repurchase agreements	32,192	746	2.32%	50,000	1,158	2.32%
Junior subordinated debentures	73,576	4,026	5.47%	73,797	4,008	5.43%
Subordinated debentures	39,110	1,851	4.73%	34,315	1,228	3.58%
Total borrowings	389,927	9,041	2.32%	403,101	9,378	2.33%
Total interest-bearing liabilities	$4,443,158	$20,617	0.46%	$4,161,808	$20,417	0.49%
Demand deposits	1,704,253			1,422,510
Other liabilities	103,839			82,310
Total liabilities	$6,251,250			$5,666,628

Stockholders' equity	739,200			619,830
Total liabilities and stockholders' equity	$6,990,450			$6,286,458

Net interest income		$216,424			$197,398

Interest rate spread (2)			3.28%			3.32%

Net interest margin (3)			3.42%			3.45%

Supplemental Information
Total deposits, including demand deposits	$5,757,484	$11,576		$5,181,217	$11,039
Cost of total deposits			0.20%			0.21%
Total funding liabilities, including demand deposits	$6,147,411	$20,617		$5,584,318	$20,417
Cost of total funding liabilities			0.34%			0.37%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.5 million and $1.4 million for the nine months ended December 31, 2015 and 2014, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.